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                                                                  EXECUTION COPY

                AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

      THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of June 20, 2000, by 1517-25 THIRD L.P., a New York limited partnership, having an office at c/o Philips International Realty Corp., 417 Fifth Avenue, Third Floor, New York, New York 10016 ("Seller"), and PHILIP PILEVSKY, an individual having a residence at 41 Harborview West, Lawrence, New York 11559, or his designee ("P.Pilevsky"), SL Florida LLC, a Delaware limited liability company having an office at c/o Philips International Realty Corp., 417 Fifth Avenue, Third Floor, New York, New York 10016, or its designee ("SLF"), Allen Pilevsky an individual having a residence at 1282 Marginal Road, Atlantic Beach, New York 11509, or his designee ("A.Pilevsky"); Fred Pilevsky, an individual having a residence at 749 Wilson Court, North Woodmere, New York 11581, or his designee ("F.Pilevsky"; and, together with P.Pilevsky, SLF, and A.Pilevsky, collectively, "Purchasers", and each, a "Purchaser").

                              W I T N E S S E T H:

      WHEREAS, Seller owns a 50% membership interest (the "Interest") in 1517-25 Third Avenue LLC, a New York limited liability company (the "Company");

      WHEREAS, the Company owns that certain tract, piece or parcel of land, situated in the City, County and State of New York, having a street address of 1517-25 Third Avenue, and more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"); and

      WHEREAS, Seller and P.Pilevsky entered into that certain Purchase and Sale Agreement, dated as of April 28, 2000 (the "Original Agreement"), in connection with the sale and purchase of the Interest;

      WHEREAS, Seller and P.Pilevsky and the other parties hereto desire to amend and restate the Original Agreement in its entirety to include SLF, A.Pilevsky, F.Pilevsky, PFDC and MHC (or their respective designees) as additional Purchasers and to modify certain additional provisions thereof; and

      WHEREAS, subject to the terms, covenants, conditions and agreements hereinafter set forth, Seller desires to sell, transfer, convey, assign and deliver to Purchasers the Interest, which Interest represents its entire interest in Company, and Purchasers desire to purchase, acquire and accept from Seller the Interest.

      NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


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1.    Sale of Interest; Purchase Price.

      1.01 Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, transfer, convey, assign and deliver to Purchasers, and each Purchaser hereby agrees to purchase, acquire and accept from Seller, the Interest, at the Closing (as defined in Section 2).

      1.02 The purchase price for the Interest shall be Seller's net cost of owning and operating the Property, which the parties acknowledge and agree to be approximately Four Million and 00/100 ($4,000,000) Dollars as of April 28, 2000 (the "Purchase Price"), subject to adjustment as more particularly set forth in Sections 1.03 and 1.04, which shall be due and payable at the Closing by bank, certified or attorney trust check or by wire transfer of immediately available funds to such bank account or accounts as shall be designated by Seller in writing two (2) days prior to the Closing. Each Purchaser shall remit to Seller its allocable share of the Purchase Price, in proportion to the percentage of the Interest that each such Purchaser is to receive, as set forth in Schedule "1" annexed hereto.

      1.03 Notwithstanding anything in this Agreement to the contrary, in the event that the Seller's actual net cost of owning and operating the Property as of the Closing Date is more than the estimated Four Million and 00/100 ($4,000,000), the estimated Purchase Price shall be increased by an amount equal to the difference between (a) the Seller's actual, total net cost of owning and operating the Property as of the Closing Date, as established by evidence reasonably acceptable to Purchasers, and (b) Four Million and 00/100 ($4,000,000) (the "Additional Cost Adjustment").

      1.04 Notwithstanding anything in this Agreement to the contrary, in the event that Philips International Realty Corp. ("Philips Corp.") determines that the net amount Philips Corp shall have available to distribute to its shareholders and unitholders (assuming that no units have been redeemed) upon the liquidation of Philips Corp. (which amount shall include, among other items, the equity value of all of Philips Corp.'s assets (as if none of them had been distributed or sold pursuant to Philips Corp.'s Plan of Liquidation and Dissolution) and the Purchase Price) in respect of all outstanding shares of its stock and all outstanding partnership units in Operating Partnership (including stock options and warrants) entitled to receive such liquidating distribution, on a fully diluted basis (the "Actual Per Share Distribution Amount"), shall be less than (or greater than) $18.25 (the "Target Per Share Distribution Amount"), then the Purchase Price payable by the Purchasers pursuant to Section 1.02 (as adjusted by Section 1.03) shall be increased (or decreased) by an amount (the "Additional Purchase Price") equal to the product of (a) 1,870,873 (i.e., the number of operating units in the Operating Partnership that are held by Purchasers) multiplied by (b) the difference between (i) the Target Per Share Distribution Amount and (ii) the Actual Per


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            Share Distribution Amount. Each Purchaser shall remit to Seller its allocable share of the Additional Purchase Price, in proportion to the percentage of the Interest that each such Purchaser is to receive, as set forth in Schedule "1" annexed hereto.

2. Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, 10th Floor, New York, New York 10022, on that date and at the time prescribed for such Closing as set forth in Section 6.2 of the Group B Agreement (as defined below) (the "Closing Date").

3.    Representations, Warranties and Covenants.

      3.01  Seller hereby represents and warrants to Purchasers as follows:

            (a) (i) Seller is a duly formed and validly existing limited partnership organized and in good standing under the laws of the State of New York, and (ii) this Agreement and Seller Documents (as defined in Section 5.01) do not and will not contravene any provision of any limited partnership agreement to which Seller is bound.

            (b) Seller has or shall have by the Closing Date the full legal right, power and authority to execute and deliver this Agreement and Seller Documents to consummate the transaction contemplated hereby and to perform its obligations hereunder and under Seller Documents.

            (c) This Agreement and Seller Documents do not and will not contravene any judgment, order, decree, writ or injunction issued against Seller, or materially violate a material provision of any law or governmental ordinance, rule, regulation, order or requirement (collectively, "Laws") to which Seller is or will be subject, except such violations as would not have a material adverse effect on any of the transactions contemplated hereby if finally determined adversely to such party. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Seller, under any agreement to which any of them or any of their assets are or will be subject or bound and will not result in a violation of any Laws to which Seller is or will be subject, except such violations as would not have a material adverse effect on the transaction contemplated hereby if finally determined adversely to the Seller.

            (d) Seller owns the Interest free and clear of any and all liens and encumbrances.

            (e) At the Closing, upon Seller's delivery of an assignment of the Interest in substantially the form set forth on Exhibit B (the "Assignment") and all of


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                  the other Seller Documents, good and valid title to the
                  Interest will pass to Purchasers.

            (f) There are no statutory or contractual preemptive rights, rights of refusal or options with respect to the transfer and/or assignment of any portion of the Interest.

            (g) No representation or warranty by Seller in this Agreement and no statement contained herein or in any document, certificate, or other writing furnished or to be furnished by Seller to Purchasers pursuant to the provisions hereof or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading. Seller has disclosed to Purchasers all facts known or reasonably available to Seller that are material to the transactions contemplated herein.

      3.02  Each Purchaser hereby represents and warrants to Seller follows:

            (a) Such Purchaser has the full legal right, power and authority to execute and deliver this Agreement and Purchasers' Documents to consummate the transactions contemplated hereby, and to perform his obligations hereunder and under Purchasers' Documents.

            (b) This Agreement and Purchasers' Documents do not and will not contravene any judgment, order, decree, writ or injunction issued against such Purchaser, or materially violate a material provision of any Laws to which such Purchaser is or will be subject, except such violations as would not have a material adverse effect on any of the transactions contemplated hereby if finally determined adversely to such Purchaser. Such Purchaser hereby represents and warrants that the consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by such Purchaser under any agreement to which such Purchaser or any of his/its assets is subject or bound and will not result in a violation of any Laws applicable to such Purchaser, except such violations as would not have a material adverse effect on the transactions contemplated hereby if finally determined adversely to such Purchaser.

            (c) No representation or warranty by such Purchaser in this Agreement and no statement contained herein or in any document, certificate, or other writing furnished or to be furnished by such Purchaser to Seller pursuant to the provisions hereof or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading. Such Purchaser has disclosed


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                  to Seller all facts known or reasonably available to such
                  Purchaser that are material to the transaction contemplated herein.

4.    Conditions Precedent to Closing.

      4.01 Seller's obligation under this Agreement to consummate the transaction contemplated herein is subject to the fulfillment of each of the following conditions.

            (a) The representations and warranties of Purchasers contained herein shall be true, accurate and correct in all material respects as of the Closing Date, except to the extent they expressly relate only to an earlier date.

            (b) All consents and approvals of governmental authorities and parties to agreements to which any Purchaser is a party or by which any asset owned by a Purchaser is bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to Seller at or prior to the Closing.

            (c) On or prior to the Closing Date, (i) no Purchaser shall have applied for or consented to the appointment of a receiver, trustee or liquidator for himself or any of his assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged prior to the Closing Date, (ii) no Purchaser shall have admitted in writing an inability to pay his debts as they mature, (iii) no Purchaser shall have made a general assignment for the benefit of creditors, (iv) no Purchaser shall have been adjudicated a bankrupt or insolvent, or had a petition for reorganization granted with respect to Purchaser,
                  (v) no Purchaser shall have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against him in any proceeding under any such law or statute, or had any petition filed against him in any proceeding under any such law or statute unless the same shall have been dismissed, canceled or terminated prior to the Closing Date.

            (d) This Agreement shall not have been terminated, if expressly permitted herein.

            (e) The closing of title (the "Group A Closing") under and pursuant to that certain Purchase and Sale Agreement (the "Group A Agreement") dated April 28, 2000, by and among Munsey Park Associates, LLC, North Shore Triangle, LLC, Philips Yonkers, LLC, Philips Henry, LLC, Philips


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                  Shopping Center Fund, L.P. and Philips Lake Mary Associates,
                  L.P., collectively as seller, and Kimco Income Operating Partnership, L.P., as purchaser, for each Property or Ground Lease (each as defined in the Group A Agreement) shall have occurred or shall have been excluded or postponed pursuant to the terms of the Group A Agreement.

            (f) All of the material conditions to and under the Group B Agreement required to have been satisfied as of immediately before the sale described in Section 1 above shall have been satisfied or waived. For the purposes of this Agreement, the "Group B Agreement" shall mean that certain Asset Contribution, Purchase and Sale Agreement dated April 28, 2000 (as amended), by and among Operating Partnership, Philips International Realty Corp. ("Philips Corp."), Certain Affiliated Parties Signatory Thereto, KIR Acquisition, LLC, and Kimco Income Operating Partnership, L.P.

      4.02 Each Purchaser's obligation under this Agreement to consummate the transaction contemplated herein is subject to the fulfillment of each of the following conditions.

            (a) The representations and warranties of Seller contained herein shall be true, accurate and correct in all material respects as of the Closing Date, except to the extent they relate only to an earlier date.

            (b) All consents and approvals of governmental authorities and parties to agreements to which Seller is a party or by which any asset of Seller is bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to such Purchaser at or prior to the Closing.

            (c) On or prior to Closing Date, (i) Seller shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged prior to the Closing Date, (ii) Seller shall not have admitted in writing an inability to pay its debts as they mature, (iii) Seller shall not have made a general assignment for the benefit of creditors, (iv) Seller shall not have been adjudicated a bankrupt or insolvent, or had a petition for reorganization granted with respect to itself, (v) Seller shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law or statute, or had any petition filed against it in any


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                  proceeding under any of such law or statute unless the same shall have been dismissed, canceled or terminated prior to the Closing Date.

            (d) This Agreement shall not have been terminated, if expressly permitted herein.

            (e) The Group A Closing under and pursuant to the Group A Agreement for each Property or Ground Lease (each as defined in the Group A Agreement) shall have occurred or shall have been excluded or postponed pursuant to the terms of the Group A Agreement.

            (f) All of the material conditions to and under the Group B Agreement required to have been satisfied as of immediately before the sale described in Section 1 above shall have been satisfied or waived.

5.    Delivery of Documents at Closing.

      5.01 Deliveries by Seller. Seller agrees to deliver (or cause to be delivered) to Purchasers at the Closing the following agreements and documents ("Seller Documents"), all satisfactory in form and substance to Purchasers:

            (a)   The Assignment, duly executed by Seller.

            (b) A certificate of good standing and/or subsistence, dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State of the State of New York.

            (c) Certified copy of a consent duly adopted by PL-1515-25 Corp. authorizing the execution, delivery and performance of this Agreement and of each of Seller Documents.

            (d) Such other consents, documents and instruments as may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

      5.02 Deliveries by Purchasers. Each Purchaser agrees to deliver (or cause to be delivered) to Seller at the Closing the following agreements and documents ("Purchaser Documents"), all satisfactory in form and substance to Seller:

            (a)   The Purchase Price.

            (b)   The Assignment, duly executed by such Purchaser.

            (c) Such other consents, documents and instruments as may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.


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      5.03  Further Assurances. After the Closing, at the request of either party hereto, and without further conditions or consideration, each party shall execute and deliver from time to time such other instruments, documents, agreements and/or take such other actions as the other party may reasonably request in order to more effectively consummate the transactions contemplated herein. This Section 5.03 shall survive the Closing.

6. Remedies. If any party hereto shall be in default of or breach any of his respective obligations hereunder, then each party shall have such rights or remedies available at law and/or in equity, including, without limitation, the right of specific performance.

7. Notices. All notices, requests, demands, consents or waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) facsimile (with immediate confirmation), (iii) a nationally recognized overnight courier for next business day delivery (charges prepaid), or (iv) certified or registered mail, return receipt requested (postage prepaid):

               If to Seller, to:

                      c/o Philips International Realty Corp.
                      417 Fifth Avenue, Third Floor
                      New York, New York 10016
                      Attention: Louis J. Petra
                      Facsimile: (212) 545-1355

               With a copy to:

                      Pryor Cashman Sherman & Flynn, LLP
                      410 Park Avenue
                      New York, New York 10022
                      Attention: Jonathan A. Bernstein, Esq.
                                 Stephen G. Epstein, Esq.
                      Facsimile: (212) 326-0806

               If to any Purchaser, as follows:

                      Philip Pilevsky
                      41 Harborview West
                      Lawrence, New York 11559
                      Facsimile: (516) 239-3687

                      Fred Pilevsky
                      749 Wilson Court
                      North Woodmere, New York 11581
                      Facsimile: (212) 547-5444


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                      Allen Pilevsky
                      1282 Marginal Road
                      Atlantic Beach, New York  11509
                      Facsimile: (212) 547-5444

                      SL Florida LLC
                      c/o Philips International Realty Corp.
                      417 Fifth Avenue, Third Floor
                      New York, New York 10016
                      Attention: Sheila Levine
                      Facsimile: (212) 545-1355

               With a copy to:

                      McDermott Will & Emery
                      50 Rockefeller Plaza
                      New York, New York 10020-1605
                      Attention: Keith M. Pattiz, Esq.
                      Facsimile: (212) 547-5444

      or, in each case, to such other person or address as any party shall furnish to the other parties in writing. Notices shall be deemed to be delivered upon receipt or rejection.

8.    Confidentiality.

      8.01 (a) Seller, on behalf of itself and its Representatives (as defined in Section 8.03(a)), agrees that, prior to the Closing, all information relating to this Agreement shall be kept strictly confidential by Seller and its Representatives and shall not, without the prior written consent of Purchasers, be disclosed by Seller or its Representatives, in any manner whatsoever, in whole or in part, and will not be used by Seller or its Representatives, directly or indirectly, for any purpose other than evaluating the transactions contemplated hereunder. The provisions of this Section 8.01(a) shall in no event apply to any information which is a matter of public record and shall not prevent Seller, Philips Corp. or any of their Affiliates or Representatives (i) from complying with any Law to which any of them is subject and (ii) from making any disclosure required to be made by any of them which any of them deem appropriate to the public, the shareholders of Philips Corp. or any other person or persons pursuant to any Securities and Exchange Law or other Law.

            (b) Each Purchaser, on behalf of himself and his Representatives, agrees that, prior to the Closing, all information relating to this Agreement shall be kept strictly confidential by such Purchaser and his Representatives and shall not, without the prior written consent of the Seller, be disclosed by such Purchaser or his Representatives in any manner whatsoever, in whole or in part, and will not be


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            used by such Purchaser or his Representatives, directly or indirectly, for any purpose other than evaluating the transactions contemplated hereunder. The provisions of this Section shall in no event apply to any information which is a matter of public record and shall not prevent a Purchaser or any of his Representatives from complying with any Law to which such Purchaser or any such Representative is subject.

      8.02 (a) Seller shall indemnify and hold each Purchaser and his Representatives harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by such Purchaser or any Affiliate of such Purchaser or any Representative of such Purchaser and arising out of or in connection with a breach by Seller or any Affiliate or Representative of Seller of any provision of this
            Section 8.

            (b) Each Purchaser shall indemnify and hold Seller and its Representatives harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by the Seller, any Affiliate and arising out of or in connection with a breach by such Purchaser or any Affiliate or Representative of such Purchaser of any provision of this Section 8. Any liability of a Purchaser under this
            Section 8.02(b) shall be several, and not joint, liability.

      8.03 As used in this Agreement, the following terms shall have the following meanings:

            (a) "Representative" shall mean with respect to Seller or any Purchaser, any member, shareholder, partner, manager, director, officer, trustee, principal, agent, employee, contractor, broker, and/or other representative of Seller or such Purchaser, including, the attorneys, accountants and financial advisors of Seller or such Purchaser.

            (b) "Affiliate" shall mean, with respect to Seller or any Purchaser, a parent, subsidiary or other affiliate of Seller or such Purchaser.

      8.04  The provisions of this Section 8 shall survive the Closing.

9.    Miscellaneous.

      9.01 This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be affected thereby.


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

      9.02 This Agreement may not be assigned by any party hereto. Notwithstanding the preceding sentence, Seller shall have the right, without the prior consent of Purchasers, to assign this Agreement to PL-1517-25 Corp., a New York corporation or Philips International Realty, L.P., a Delaware limited partnership, or any their respective designees. Notwithstanding anything to the contrary contained in this Section 9.02, any Purchaser shall have the right, without the prior consent of Seller, to assign this Agreement to any entity in which such Purchaser owns at least 51% of the outstanding interests of such entity and controls such entity, provided, however, that such Purchaser shall deliver a true and complete copy of any such assignment to Seller not more than five (5) days after the earlier of the execution of such assignment by the parties thereto or the effective date thereof, which assignment shall provide that the assignee of such Purchaser assumes all of such Purchaser's obligations and liabilities under this Agreement. If a Purchaser assigns this Agreement pursuant to this Section 9.02, such Purchaser shall not be released from any of its obligations or liabilities hereunder. Any assignment of this Agreement by a Purchaser which does not comply with the terms and conditions of this Section 9.02 shall be null and void.

      9.03 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

      9.04 All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged into this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the party drafting this Agreement.

      9.05 Except as otherwise expressly provided herein, all of the parties' representations, warranties, covenants and agreements herein shall merge into the documents and agreements executed at the Closing and shall not survive the Closing.

      9.06 No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for his benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by any party of any breach hereunder or failure or refusal by any other party to comply with his obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.


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

      9.07 Neither this Agreement nor any memorandum thereof shall be recorded by either party hereto and any attempted recordation hereof shall be void and shall constitute a default under this Agreement.

      9.08 This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

      9.09 The caption headings in this Agreement are for convenience only and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained. Any and all schedules and exhibits referenced herein are by this reference hereby made a part hereof and incorporated herein.

      9.10 This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, without reference to its conflicts of law principles and, in the event of any dispute in connection with this Agreement, venue shall be in the federal and state courts located in New York County.

      9.11 If the last day of the period prescribed herein for the giving of any notice, election, consent, approval, demand, objection or request or the submission of any documents by any party hereunder shall fall on a Saturday, Sunday or any day observed as a public holiday by the federal government or the State of New York, then such period shall be deemed to be extended to the immediately following day which is not a Saturday, Sunday or such public holiday. The term "business day" as used in this Agreement shall mean any day other than Saturday, Sunday or any day observed as a public holiday by the federal government or the State of New York.

      9.12  Unless otherwise specified herein, for purposes of this Agreement
            (a) references to persons or parties include their permitted successors and assigns; (b) references to modifications or amendments shall in all events mean modifications and amendments;
            (c) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (d) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto entered into from time to time after the date hereof; (e) the words "include" or "including", and words of similar import, shall be deemed to be followed by the words "but not limited to" or "without limitation"; (f) the words "hereto", "herein", "hereof' and "hereunder", and words of similar import, refer to this Agreement in its entirety; and (g) unless otherwise specified herein, all references to Sections are to Sections of this Agreement. Terms defined herein may be used in the singular or the plural; when used in the singular and preceded by "a", "an" or "any", such term shall be taken to indicated one or more members of the relevant class; and when used in the plural, such term shall be taken to indicate all members of the relevant class.

      9.13 If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable.

      9.14 The parties hereto hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Agreement.

      9.15 This Agreement shall not be binding upon any party unless and until each of the parties shall have executed and delivered a fully executed original of this Agreement to the other parties.

      9.16 All schedules attached hereto are hereby incorporated herein by reference and made a part hereof.

      9.17 In the event that any party hereto brings an action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, or for an alleged breach or default of this Agreement, or any other action arising out of this Agreement or the transactions contemplated hereby, the prevailing party in any such action shall be entitled to an award of reasonable attorneys' fees, disbursements and any court costs incurred in connection with such action or proceeding, in addition to any other damages or relief awarded, regardless of whether such action proceeds to final judgment.

10.   As Is

      10.01 Each Purchaser expressly acknowledges and agrees that, subject to and in accordance with the terms and conditions of this Agreement, in connection with such Purchaser's acquisition of the Interest in Company, such Purchaser accepts the Property on an "as-is-where-is and with all faults" basis.

      10.02 This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and each Purchaser acknowledges that neither Seller nor any of its Affiliates or Representatives, has made any representations or held out any inducements to such Purchaser, and Seller hereby specifically disclaims any representation, oral or written, past, present or future, other than those specifically set forth in this Agreement. Without limiting the generality of the foregoing, no Purchaser has relied on any representations or warranties, and neither Seller nor any of its Affiliates or Representatives has or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to: (a) the status of title to the Property; (b) the current or future real estate tax liability, assessment or valuation of the Property; (c) the potential qualification of the Property for any and all benefits conferred by any Laws whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated; (d) the compliance of the Property in its current or any future state with applicable Laws or any violations thereof, including, without limitation, those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to the Property's non-compliance, if any, with zoning Laws; (e) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; (f) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Property from any source, including, without limitation, any government authority or any lender; (g) the current or future use of the Property; (h) the present and future condition and operating state of any personal property and the present or future structural and physical condition of the buildings or other improvements located on the Property, their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (i) the viability, financial condition or continued occupancy of any tenant; (j) the status of the leasing market in which any Property is located; or (k) the actual or projected income or operating expenses of the Property.

      10.03 Each Purchaser or anyone claiming by, through or under such Purchaser, hereby fully and irrevocably releases Seller, its Affiliates and Representatives, from any and all claims that it may now have or hereafter acquire against Seller, its Affiliates or Representatives for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any construction defects, errors or omissions on or in the Property, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Property. Each Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action.

      10.04 This Section 10 shall survive the Closing or sooner termination of this Agreement.

11. Transfer to Philips Corp. The parties hereto agree and acknowledge that, in the event that the Closing contemplated hereunder has not occurred prior to the closing scheduled under the Group B Agreement, then Seller shall have the right, but not the obligation, to distribute (as a non-liquidating distribution) the Interest to Philips Corp., which shall, by its execution of this Agreement, be and hereby agrees to assume all of the rights, liabilities and obligations of Seller hereunder and be bound by the provisions of this Agreement as if Philips Corp. were the Seller hereunder, and Seller shall thereafter be released from any and all liabilities and obligations arising under or relating to this Agreement.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered all on the day and year first above written.

                                 SELLER:

                                     1517-25 THIRD L.P., a New York limited
                                     partnership

                                     BY: PL-1517-25 Corp., a New York
                                         corporation, its general partner

                                         By: Philips International Realty, L.P.,
                                             its sole shareholder

                                             By: Philips International Realty
                                                 Corp., its general partner

                                                 By: /s/ Louis J. Petra
                                                    -----------------------
                                                     Name:  Louis J. Petra
                                                     Title: President

                                 PURCHASERS:

                                     /s/ Philip Pilevsky
                                     ------------------------------------
                                     PHILIP PILEVSKY

                                     /s/ Allen Pilevsky
                                     ------------------------------------
                                     ALLEN PILEVSKY

                                     /s/ Fred Pilevsky
                                     ------------------------------------
                                     FRED PILEVSKY

                                     SL FLORIDA LLC,
                                     a Delaware limited liability company


                                     BY: /s/ Sheila Levine
                                        ----------------------------------
                                         Name: Sheila Levine
                                         Title: Member

SOLELY FOR THE PURPOSE OF
AGREEING TO BE BOUND BY THE
TERMS AND CONDITIONS OF
SECTION 11 OF THIS AGREEMENT:

PHILIPS INTERNATIONAL REALTY CORP.,
A Maryland corporation


BY: /s/ Louis J. Petra
   ---------------------------
    Name:  Louis J. Petra
    Title: President

                                  SCHEDULE "1"

                           ALLOCATION OF THE INTEREST

        ASSIGNEE:                                        PERCENTAGE INTEREST
        ---------                                        -------------------

        Philip Pilevsky*                                       82.34%

        Allen Pilevsky**                                        5.18%

        Fred Pilevsky***                                        2.03%

        SL Florida LLC+                                        10.45%

                                 TOTAL:                       100.00%
                                                              ======

--------------------------------------------------------------------------------
Assuming a total of 1,870,873 units owned in the aggregate,
*       Assumes ownership of 1,540,290 units
**      Assumes ownership of    96,943 units
***     Assumes ownership of    38,090 units
+       Assumes ownership of   195,550 units

                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PROPERTY

                                 [See attached]

                                    EXHIBIT B

                      ASSIGNMENT OF MEMBERSHIP INTEREST IN
                              1517 THIRD AVENUE LLC

            THIS ASSIGNMENT OF PARTNERSHIP INTEREST (this "Assignment") is made as of this ___ day of ___________, 2000, by 1517-25 THIRD L.P., a New York limited partnership, having an office at c/o Philips International Realty Corp., 417 Fifth Avenue, Third Floor, New York, New York 10016 ("Assignor"), and PHILIP PILEVSKY, an individual having a residence at 41 Harborview West, Lawrence, New York 11559, or his designee ("P.Pilevsky"), SL Florida LLC, a Delaware limited liability company having an office at c/o Philips International Realty Corp., 417 Fifth Avenue, Third Floor, New York, New York 10016, or its designee ("SLF"), Allen Pilevsky an individual having a residence at 1282 Marginal Road, Atlantic Beach, New York 11509, or his designee ("A.Pilevsky"); Fred Pilevsky, an individual having a residence at 749 Wilson Court, North Woodmere, New York 11581, or his designee ("F.Pilevsky"; and, together with P.Pilevsky, SLF, and A.Pilevsky, collectively, "Assignees", and each an "Assignee").

                              W I T N E S S E T H:

      WHEREAS, Seller and P.Pilevsky entered into that certain Purchase and Sale Agreement, dated as of April 28, 2000 (the "Original Agreement"), in connection with the sale and purchase of the Interest (as hereinafter defined);

      WHEREAS, Seller and P.Pilevsky and the other parties hereto desire to amend and restate the Original Agreement in its entirety to include SLF, A.Pilevsky, F.Pilevsky, PFDC and MHC (or their respective designees) as additional Purchasers and to modify certain additional provisions thereof; and

      WHEREAS, Assignor owns a 50% membership interest (the "Interest") in 1517-25 Third Avenue LLC, a New York limited liability company ("Company");

      WHEREAS, Company owns that certain tract, piece or parcel of land, situated in the City, County and State of New York, having a street address of 1517-25 Third Avenue, and more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"); and

      WHEREAS, Assignor desires to assign the Interest which represents its entire interest in Company to Assignee, and Assignee desires to accept the assignment of the Interest, and to assume, fulfill, perform and discharge all of Assignor's obligations and liabilities with respect to the Interest.

      NOW, THEREFORE, for Ten ($10) Dollars and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. All of the recitals set forth above are incorporated herein as if fully set forth below.

2. Assignor represents and warrants to Assignee that: (a) Assignor is the record owner of the Interest, and the Interest is free and clear of any lien, claim or encumbrance; (b) Assignor has full right, power and authority to perform the terms of this Assignment; and (c) Assignor has not heretofore sold, assigned, transferred, encumbered, pledged or hypothecated all or any part of the Interest.

3. Assignor hereby sells, grants, assigns, transfers and conveys to Assignee all of its legal and beneficial right, title and interest in and to the Interest which shall include, without limitation, all right, title and interest, if any, of Assignor in and to the assets of Company, the corresponding amount of Assignor's capital account, and Assignor's right to receive any past, present or future profits, gains, losses and distributions of any nature from Company.

4. Assignee hereby accepts the Assignment of the Interest and agrees to assume, fulfill, perform and discharge all the obligations and liabilities of Assignor with respect to the Interest, accruing or obligated to be performed from and after the date hereof.

5. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6. This Assignment is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto.

7. This Assignment may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

8. This Assignment shall be interpreted and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of laws.

9. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original Assignment, but all of which, taken together, shall constitute but one and the same Assignment.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.

                           ASSIGNOR:

                              1517-25 THIRD L.P., a New York limited
                              partnership

                              BY:  PL-1517-25 Corp., a New York
                                   corporation, its general partner

                                  By:  Philips International Realty, L.P.,
                                       its sole shareholder

                                        By:  Philips International Realty Corp.,
                                             its general partner

                                             By:___________________________
                                                 Name:  Louis J. Petra
                                                 Title: President

                           ASSIGNEES:

                              ____________________________________
                              PHILIP PILEVSKY

                              ____________________________________
                              ALLEN PILEVSKY

                              ____________________________________
                              FRED PILEVSKY

                              SL FLORIDA LLC,
                              a Delaware limited liability company

                              By:_________________________________
                                  Name:
                                  Title: Managing Member

                                   SCHEDULE A

                        LEGAL DESCRIPTION OF THE PROPERTY

                                 [See attached]